Exhibit 10.1

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of January 29,  2016,  by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 2755 East Cottonwood Parkway, Suite 540, Salt Lake City, Utah 84121 (“Bank”) and CONTROL4 CORPORATION, a Delaware corporation with its chief executive office located at 11734 S. Election Road, Suite 200, Draper, Utah 84020 (“Borrower”).

1.DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 17, 2013, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of June 17, 2013, between Borrower and Bank, as amended by that certain First Loan Modification Agreement dated as of October 7, 2013, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

2.DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.Modifications to Loan Agreement.

1The Loan Agreement shall be amended by inserting the following new Section 2.1.6 (“2016 Revolving Advances”) to appear immediately after the existing Section 2.1.5 (“Third Equipment Advance Loan”) thereof:

“2.1.6.2016 Revolving Advances.

(a)Availability.  Subject to the terms and conditions of this Agreement, Bank shall make 2016 Advances not exceeding the 2016 Availability Amount.  Amounts borrowed under the 2016 Revolving Line may be repaid and, prior to the 2016 Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b)Termination; Repayment.  The 2016 Revolving Line terminates on the 2016 Revolving Line Maturity Date, when the principal amount of all 2016 Advances, the unpaid interest thereon, and all other Obligations relating to the 2016 Revolving Line shall be immediately due and payable.”

2The Loan Agreement shall be amended by deleting the following Section 2.3(a)(i) (“Advances”) thereof, in its entirety:

 “(i)Advances.  Each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to (i) for Prime Rate Advances, the Prime Rate, and (ii) for LIBOR Advances, the LIBOR Rate plus the LIBOR Rate Margin.  On and after the expiration of any Interest Period applicable to any LIBOR Advance outstanding on the date of occurrence of an Event of Default or acceleration of the Obligations, the amount of such LIBOR Advance shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Prime Rate plus four percent (4.0%).  Pursuant to the terms hereof, interest on each Advance shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof.  All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.”

and inserting in lieu thereof the following:

“(i)2016 Advances.  Each 2016 Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a floating rate per annum equal to (i) for Prime Rate Advances, the Prime Rate plus the applicable Prime Rate Margin, and (ii) for LIBOR Advances, the LIBOR Rate plus the applicable LIBOR Rate Margin.  On and after the expiration of any Interest Period applicable to any LIBOR Advance outstanding on the date of occurrence of an Event of Default or acceleration of the Obligations, the amount of such LIBOR Advance shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Prime Rate plus four percent (4.0%).  Pursuant to the terms hereof, interest on each 2016 Advance shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the date of any prepayment of any 2016 Advance pursuant to this Agreement for the portion of any 2016 Advance so prepaid and upon payment (including prepayment) in full thereof.  All accrued but unpaid interest on the 2016 Advances shall be due and payable on the 2016 Revolving Line Maturity Date.”

3The Loan Agreement shall be amended by deleting the following Section 2.4(d) (“Unused Revolving Line Facility Fee”) thereof, in its entirety:

 “(d)Unused Revolving Line Facility Fee.  Payable quarterly in arrears on the first day of each calendar quarter occurring prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to 0.375% per annum of the average unused portion of the Revolving Line, as determined by Bank.  The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding; and”

and inserting in lieu thereof the following:

“(d)Unused 2016 Revolving Line Facility Fee.  A fee (the “Unused 2016 Revolving Line Facility Fee”), payable quarterly in arrears on the first day of each calendar quarter occurring prior to the 2016 Revolving Line Maturity Date, and on the 2016 Revolving Line Maturity Date, in an amount equal to the Unused 2016 Revolving Line Facility Fee Amount, per annum, as determined by Bank.  The unused portion of the 2016 Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the 2016 Revolving Line, and (ii) the average for the period of the daily closing balance of the 2016 Revolving Line outstanding; and”

4The Loan Agreement shall be amended by deleting the following Section 3.4(a) (Advances) there, in its entirety:

“(a)Advances.

(i)Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, an Advance shall be made upon Borrower’s irrevocable written notice delivered to Bank by electronic mail in the form of a Notice of Borrowing executed by an Authorized Signer or without instructions if any Advances is necessary to meet Obligations which have become due.  Such Notice of Borrowing must be received by Bank prior to 12:00 p.m. Pacific time, (i) at least three (3) Business Days prior to the requested Funding Date, in the case of any LIBOR Advance, and (ii) on the requested Funding Date, in the case of a Prime Rate Advance, specifying: (1) the amount of the Advance; (2) the Currency in which such Advance shall be denominated; (3) the requested Funding Date; (4) whether the Advance is to be comprised of LIBOR Advances or Prime Rate Advances; and (5) the duration of the Interest Period applicable to any such LIBOR Advances included in such notice; provided that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Advance comprised of LIBOR Advances, such Interest Period shall be one (1) month.

(ii)On the Funding Date, Bank shall credit proceeds of an Advance to the Designated Deposit Account denominated in the same Currency as the Currency requested with respect to the Advance and, subsequently, shall transfer such proceeds by wire transfer to such other account as Borrower may instruct in the Notice of Borrowing.  No Advances shall be deemed made to Borrower, and no interest shall accrue on any such Advance, until the related funds have been deposited in the applicable Designated Deposit Account.”

and inserting in lieu thereof the following:

“(a)2016 Advances.

(i)Subject to the prior satisfaction of all other applicable conditions to the making of a 2016 Advance set forth in this Agreement, a 2016 Advance shall be made upon Borrower’s irrevocable written notice delivered to Bank by electronic mail in the form of a Notice of Borrowing executed by an Authorized Signer or without instructions if any 2016 Advances are necessary to meet Obligations which have become due.  Such Notice of Borrowing must be received by Bank prior to 12:00 p.m. Pacific time, (i) at least three (3) Business Days prior to the requested Funding Date, in the case of any LIBOR Advance, and (ii) on the requested Funding Date, in the case of a Prime Rate Advance, specifying: (1) the amount of the 2016 Advance; (2) the Currency in which such 2016 Advance shall be denominated; (3) the requested Funding Date; (4) whether the 2016 Advance is to be comprised of LIBOR Advances or Prime Rate Advances; and (5) the duration of the Interest Period applicable to any such LIBOR Advances included in such notice; provided that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any 2016 Advance comprised of LIBOR Advances, such Interest Period shall be one (1) month.

(ii)On the Funding Date, Bank shall credit proceeds of a 2016 Advance to the Designated Deposit Account denominated in the same Currency as the Currency requested with respect to the 2016 Advance and, subsequently, shall transfer such proceeds by wire transfer to such other account as Borrower may instruct in the Notice of Borrowing.  No 2016 Advances shall be deemed made to Borrower, and no interest shall accrue on any such 2016 Advance, until the related funds have been deposited in the applicable Designated Deposit Account.”

5The Loan Agreement shall be amended by deleting the following Section 3.5(b) thereof, in its entirety:

“(b)Borrower shall deliver a Notice of Conversion/Continuation by electronic mail to be received by Bank prior to 12:00 p.m. Pacific time (i) at least three (3) Business Days in advance of the Conversion Date or Continuation Date, if any Advances are to be converted into or continued as LIBOR Advances; and (ii) on the Conversion Date, if any Advances are to be converted into Prime Rate Advances, in each case specifying the:

(1)proposed Conversion Date or Continuation Date;

(2)aggregate amount of the Advances to be converted or continued;

(3)nature of the proposed conversion or continuation; and

(4)if the resulting Advance is to be a LIBOR Advance, the duration of the requested Interest Period.”

and inserting in lieu thereof the following:

“(b)Borrower shall deliver a Notice of Conversion/Continuation by electronic mail to be received by Bank prior to 12:00 p.m. Pacific time (i) at least three (3) Business Days in advance of the Conversion Date or Continuation Date, if any 2016 Advances are to be converted into or continued as LIBOR Advances; and (ii) on the Conversion Date, if any 2016 Advances are to be converted into Prime Rate Advances, in each case specifying the:

(1)proposed Conversion Date or Continuation Date;

(2)aggregate amount of the 2016 Advances to be converted or continued;

(3)nature of the proposed conversion or continuation; and

(4)if the resulting 2016 Advance is to be a LIBOR Advance, the duration of the requested Interest Period.”

6The Loan Agreement shall be amended by deleting the following Section 3.6(b)(i) thereof, in its entirety:

“(i) no Advances may be made as, or converted to, LIBOR Advances until such time as Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and”

and inserting in lieu thereof the following:

“(i) no 2016 Advances may be made as, or converted to, LIBOR Advances until such time as Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and”

7The Loan Agreement shall be amended by deleting the following Section 3.6(e) (“LIBOR Advances After Default”) thereof, in its entirety:

“(e)LIBOR Advances After Default.  After the occurrence and during the continuance of an Event of Default, (i) Borrower may not elect to have an Advance be made or continued as, or converted to, a LIBOR Advance after the expiration of any Interest Period then in effect for such Advance and (ii) subject to the provisions of Section 3.6(c), any Notice of Conversion/Continuation given by Borrower with respect to a requested conversion/continuation that has not yet occurred shall, at Bank’s option, be deemed to be rescinded by Borrower and be deemed a request to convert or continue Advances referred to therein as Prime Rate Advances.”

and inserting in lieu thereof the following:

“(e)LIBOR Advances After Default.  After the occurrence and during the continuance of an Event of Default, (i) Borrower may not elect to have a 2016 Advance be made or continued as, or converted to, a LIBOR Advance after the expiration of any Interest Period then in effect for such 2016 Advance and (ii) subject to the provisions of Section 3.6(c), any Notice of Conversion/Continuation given by Borrower with respect to a requested conversion/continuation that has not yet occurred shall, at Bank’s option, be deemed to be rescinded by Borrower and be deemed a request to convert or continue 2016 Advances referred to therein as Prime Rate Advances.”

8The Loan Agreement shall be amended by deleting the last sentence of Section 3.7(b) thereof, in its entirety:

“The obligations of the Borrower arising pursuant to this Section 3.7(b) shall survive the Revolving Line Maturity Date, the termination of this Agreement and the repayment of all Obligations.”

and inserting in lieu thereof the following:

“The obligations of the Borrower arising pursuant to this Section 3.7(b) shall survive the 2016 Revolving Line Maturity Date, the termination of this Agreement and the repayment of all Obligations.”

9The Loan Agreement shall be amended by deleting the following Section 3.7(d)(ii) thereof, in its entirety:

“(ii) modify such Notice of Borrowing or Notice of Conversion/Continuation to obtain a Prime Rate Advance or to have outstanding Advances converted into or continued as Prime Rate Advances by giving notice (by facsimile or by telephone confirmed in writing) to Bank of such modification on the date on which Bank gives notice of its determination as described above”

and inserting in lieu thereof the following:

“(ii) modify such Notice of Borrowing or Notice of Conversion/Continuation to obtain a Prime Rate Advance or to have outstanding 2016 Advances converted into or continued as Prime Rate Advances by giving notice (by facsimile or by telephone confirmed in writing) to Bank of such modification on the date on which Bank gives notice of its determination as described above”

10The Loan Agreement shall be amended by deleting the following Section 6.2(a) (“Borrowing Base Reports”) thereof, in its entirety:

“(a)Borrowing Base Reports.  Within forty-five (45) days after the last day of each quarter, aged listings of accounts receivable and accounts payable (by invoice date) (the “Borrowing Base Reports”);”

and inserting in lieu thereof the following:

“(a)Intentionally Omitted.”

11The Loan Agreement shall be amended by deleting the following Section 6.2(b) (“Borrowing Base Certificate”) thereof, in its entirety:

“(b)Borrowing Base Certificate.  For any quarter in which there is a Borrowing Base Trigger Event, within forty-five (45) days after the last day of each quarter and together with the Borrowing Base Reports, a duly completed Borrowing Base Certificate signed by a Responsible Officer;”

and inserting in lieu thereof the following:

“(b)Intentionally Omitted.”

12The Loan Agreement shall be amended by deleting the following Section 6.2(d) (“Quarterly Compliance Certificate”) thereof, in its entirety:

“(d)Quarterly Compliance Certificate.  Within forty-five (45) days after the last day of each quarter and together with the Quarterly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such quarter, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;”

and inserting in lieu thereof the following:

“(d)Compliance Certificate.  Within (i) thirty (30) days after the last day of each month during which a Testing Period was in effect at any point, and (ii) forty-five (45) days after the last day of each quarter, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month or quarter, as applicable, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;”

13The Loan Agreement shall be amended by deleting the following Section 6.3 (“Inventory; Returns”) thereof, in its entirety:

“6.3Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date.  Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Five Hundred Thousand Dollars ($500,000.00).”

and inserting in lieu thereof the following:

“6.3Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date.  Borrower must promptly notify Bank of all write-offs or warranty expenses which are not in the ordinary course of business and/or that are inconsistent with Borrower’s customary return rates as they exist as of the Second Amendment Effective Date.”

14The Loan Agreement shall be amended by deleting the following Section 6.7 (“Financial Covenants”) thereof, in its entirety:

“6.7Financial Covenants.  Maintain at all times, subject to periodic reporting as of the last day of each month, commencing with the month ending April 30, 2013, and as of the last day of each month thereafter, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)Liquidity Coverage.  A ratio of (i) Borrower’s unrestricted and unencumbered cash at Bank plus Eligible Accounts to (ii) the aggregate amount of outstanding Obligations of Borrower to Bank, of at least 1.50:1.00.

(b)Tangible Net Worth.  A Tangible Net Worth of at least the sum of (i) Thirteen Million Five Hundred Thirty-Eight Thousand Dollars ($13,538,000.00), plus (ii) fifty percent (50.0%) of Borrower’s Net Income for the quarter ending June 30, 2013, and as of the last day of each Testing Quarter thereafter, plus (ii) twenty-five percent (25.0%) of all net cash consideration received by Borrower on or after the Effective Date from the issuance and sale by Borrower of its equity securities and/or Subordinated Debt, in each case with investors acceptable to Bank.”

and inserting in lieu thereof the following:

“6.7Financial Covenants.  Maintain,  on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)Liquidity Coverage.  During any Testing Period,  to be tested as of the beginning of each Testing Period and as of the last day of each month during which a Testing Period was in effect, a ratio of (i) Borrower’s unrestricted and unencumbered cash at Bank plus net billed accounts receivable to (ii) the aggregate amount of outstanding Obligations of Borrower to Bank, of at least 1.50:1.0.

(b)Intentionally Omitted.

(c)Interest Coverage Ratio.    To be tested as of the last day of each quarter, an Interest Coverage Ratio of at least 2.0:1.0.”

15The Loan Agreement shall be amended by deleting the following Section 6.10 (“Access to Collateral; Books and Records”) thereof, in its entirety:

“6.10Access to Collateral; Books and Records.  Upon the occurrence of the Audit Trigger Event, allow Bank, or its agents, at reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books, provided however that such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary.  The foregoing inspections and audits shall be at Borrower’s expense.  Borrower confirms, acknowledges and agrees that the Audit shall be completed upon the earlier to occur of (i) ninety (90) days after the Audit Trigger Event, or (ii) after the occurrence of the Audit Trigger Event, the aggregate amount of outstanding Advances exceeds Five Million Dollars ($5,000,000.00).”

and inserting in lieu thereof the following:

““6.10Access to Collateral; Books and Records.  Allow Bank, or its agents, at reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books, provided however that such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary.  The foregoing inspections and audits shall be at Borrower’s expense.”

16The Loan Agreement shall be amended by deleting the following Section 7.1(h) thereof, in its entirety:

“(h)Transfers of assets (other than Accounts, Inventory, and Intellectual Property), provided, that the aggregate book value of all such Transfers by Borrower and its Subsidiaries, together, shall not exceed in any fiscal year, One Hundred Fifty Thousand Dollars ($150,000.00).”

And inserting in lieu thereof the following:

“(h)Transfers of assets (other than Accounts, Inventory, and Intellectual Property), provided, that the aggregate book value of all such Transfers by Borrower and its Subsidiaries, together, shall not exceed in any fiscal year, Five Hundred Thousand Dollars ($500,000.00).”

17The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

““2016 Advance” or “2016 Advances” means a revolving credit loan (or revolving credit loans) under the 2016 Revolving Line.”

““2016 Availability Amount”  is the 2016 Revolving Line minus the outstanding principal balance of any 2016 Advances.”

““2016 Revolving Line” is an aggregate principal amount equal to Thirty Million Dollars ($30,000,000.00).”

““2016 Revolving Line Maturity Date” is January 29, 2018.”

““Adjusted EBITDA” shall mean, in each case calculated on a trailing twelve (12) month basis, Borrower’s (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) non-cash stock compensation expense.”

““Interest Coverage Ratio” is, for the subject twelve (12) month period, a ratio of (a) Borrower’s (i) Adjusted EBITDA during such period, minus (ii) unfunded capital expenditures during such period, minus (iii) cash taxes during such period, to (b) actual interest payments on all outstanding Obligations of Borrower to Bank during such period.”

““Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).”

““Leverage Ratio” is, for the subject twelve (12) month period, the ratio of (i) the aggregate amount of outstanding Obligations of Borrower to Bank as of the last day of such twelve (12) month period, to (ii) Borrower’s Adjusted EBITDA during such period.”

““Performance Pricing Period” is the period of time commencing upon the first anniversary of the Second Amendment Effective Date and continuing thereafter.”

““Prime Rate Margin” is zero percent (0.0%); provided, however, that during the Performance Pricing Period, the Prime Rate Margin is determined based upon Borrower’s Leverage Ratio for the subject quarter as follows:

Performance Pricing
Leverage Ratio of > 2.0:1.0 at any time during such period	Prime Rate plus 0.25%
Leverage Ratio of < 2.0:1.0 at all times during such period	Prime Rate plus 0.0%

““Second Amendment Effective Date” is January 29, 2016.”

““Testing Period” is any time that the sum of Borrower’s (i) unrestricted and unencumbered cash and Cash Equivalents at Bank, plus (ii)  without duplication of (i), amounts held in securities/investment accounts with Bank’s Affiliates that are subject to a Control Agreement,  is less than Thirty Million Dollars ($30,000,000.00).”

““Unused 2016 Revolving Line Facility Fee” is defined in Section 2.4(d).”

““Unused 2016 Revolving Line Facility Fee Amount” is a certain amount per annum of the average unused portion of the 2016 Revolving Line, with respect to the applicable quarter of the 2016 Revolving Line, based upon the outstanding 2016 Advances for the subject quarter as follows:

Unused 2016 Revolving Line Percent Per Annum
2016 Advances > $15,000,000.00 at all times during such quarter	0.0%
2016 Advances < $15,000,000.00 at any time during such quarter	0.25%

18The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Credit Extension” is any Advance, Overadvance, Equipment Advance, the First Equipment Advance Loan, the Second Equipment Advance Loan, the Third Equipment Advance Loan, or any other extension of credit by Bank for Borrower’s benefit.”

““Interest Period” means, as to any LIBOR Advance, the period commencing on the date of such LIBOR Advance, or on the conversion/continuation date on which the LIBOR Advance is converted into or continued as a LIBOR Advance, and ending on the date that is one, two, or three months thereafter, in each case as Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that (a) no Interest Period with respect to any LIBOR Advance shall end later than the Revolving Line Maturity Date, (b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Advance, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period pertaining to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.”

““LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period for any Advance to be made, continued as or converted into a LIBOR Advance, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 0.0001%) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior to the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance.”

““LIBOR Advance” means an Advance that bears interest based at the LIBOR Rate.”

““LIBOR Rate” means, for each Interest Period in respect of LIBOR Advances comprising part of the same Advances, an interest rate per annum (rounded upward, if necessary, to the nearest 0.0001%) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period.”

““LIBOR Rate Margin” is two and one half of one percent (2.50%).

““Maturity Date” is the Revolving Line Maturity Date, Equipment Maturity Date, First Equipment Maturity Date, Second Equipment Maturity Date, and Third Equipment Maturity Date, as applicable.”

““Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Anniversary Fee, the Unused Revolving Line Facility Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

““Permitted Acquisitions” means the acquisition by Borrower of all or substantially all of the assets of another company or companies (collectively, the “Target”), provided that (a) Target is engaged in a similar line of business as Borrower both prior to and after giving effect to such acquisition, (b) such acquisition is non-hostile in nature, (c) no Event of Default has occurred and is continuing or would exist after giving effect to such acquisition, (d) Borrower provides evidence to Bank acceptable to Bank in its sole and absolute discretion that Borrower is and shall be in compliance with the terms of this Agreement both prior to and after giving effect to such acquisition, (e) such acquisition is consummated within a reasonable amount of time, as determined by Bank in its sole and absolute discretion, (f) Borrower provides evidence to Bank, acceptable to Bank in its sole and absolute discretion, that immediately before giving effect to such acquisition, that Borrower shall have unrestricted and unencumbered cash in accounts with Bank or Bank’s Affiliates in an amount of at least Eight Million Dollars ($8,000,000.00) and Borrower shall provide evidence to Bank, acceptable to Bank in its sole and absolute discretion, that immediately after giving effect to such acquisition, that Borrower shall have unrestricted and unencumbered cash in accounts with Bank or Bank’s Affiliates in an amount of at least Eight Million Dollars ($8,000,000.00), (g) within thirty (30) days after giving effect to such acquisition, upon request of Bank, Borrower shall (i) cause Target to become a co-borrower hereunder and provide to Bank such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of Target), (ii) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in Target, in form and substance satisfactory to Bank, and (iii) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above, (h) Borrower remains a separate legal entity following the transactions in connection with and contemplated by such acquisition, (i) prior to the consummation of such acquisition, Borrower delivers to Bank evidence that the assets of Target  are free and clear of all Liens, and (j) no Indebtedness, other than Permitted Indebtedness, shall be assumed or incurred by Borrower in connection with such acquisition.”

““Prime Rate Advance” means an Advance that bears interest based at the Prime Rate.”

““Reserve Requirement” means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D against “Eurocurrency liabilities” (as such term is used in Regulation D) by member banks of the Federal Reserve System.  Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of LIBOR or (b) any category of extensions of credit or other assets which include Advances.”

and inserting in lieu thereof the following:

““Credit Extension” is any 2016 Advance, Advance, Overadvance, Equipment Advance, the First Equipment Advance Loan, the Second Equipment Advance Loan, the Third Equipment Advance Loan, or any other extension of credit by Bank for Borrower’s benefit.

““Interest Period” means, as to any LIBOR Advance, the period commencing on the date of such LIBOR Advance, or on the conversion/continuation date on which the LIBOR Advance is converted into or continued as a LIBOR Advance, and ending on the date that is one, two, or three months thereafter, in each case as Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that (a) no Interest Period with respect to any LIBOR Advance shall end later than the 2016 Revolving Line Maturity Date, (b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Advance, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period pertaining to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.”

““LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period for any 2016 Advance to be made, continued as or converted into a LIBOR Advance, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 0.0001%) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior to the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such 2016 Advance.”

“LIBOR Advance” means a 2016 Advance that bears interest based at the LIBOR Rate plus the LIBOR Rate Margin.”

““LIBOR Rate” means, for each Interest Period in respect of LIBOR Advances comprising part of the same 2016 Advances, an interest rate per annum (rounded upward, if necessary, to the nearest 0.0001%) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period.”

““LIBOR Rate Margin” is two and one half of one percent (2.50%); provided, however, that during the Performance Pricing Period, the LIBOR Rate Margin is determined based upon Borrower’s Leverage Ratio for the subject quarter as follows:

Performance Pricing
Leverage Ratio of > 2.0:1.0 at any time during such period	LIBOR Rate plus 2.75%
Leverage Ratio of < 2.0:1.0 at all times during such period	LIBOR Rate plus 2.50%

““Maturity Date” is the 2016 Revolving Line Maturity Date, the Revolving Line Maturity Date, Equipment Maturity Date, First Equipment Maturity Date, Second Equipment Maturity Date, and Third Equipment Maturity Date, as applicable.”

““Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Anniversary Fee, the Unused 2016 Revolving Line Facility Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

““Permitted Acquisitions” means the acquisition by Borrower of all or substantially all of the assets of another company or companies (collectively, the “Target”), provided that (a) Target is engaged in a similar line of business as Borrower both prior to and after giving effect to such acquisition, (b) such acquisition is non-hostile in nature, (c) no Event of Default has occurred and is continuing or would exist after giving effect to such acquisition, (d) Borrower provides evidence to Bank acceptable to Bank in its sole and absolute discretion that Borrower is and shall be in compliance with the terms of this Agreement both prior to and after giving effect to such acquisition, (e) such acquisition is consummated within a reasonable amount of time, as determined by Bank in its sole and absolute discretion, (f) Borrower shall provide evidence to Bank, acceptable to Bank in its sole and absolute discretion, that immediately after giving effect to such acquisition, that Borrower shall have (i) unrestricted and unencumbered cash and Cash Equivalents in accounts with Bank or Bank’s Affiliates, plus (ii) without duplication of (i), amounts held in securities/investment accounts with Bank’s Affiliates that are subject to  a Control Agreement, plus (iii) the unused Availability Amount on the 2016 Revolving Line, in an amount of at least Thirty Million Dollars ($30,000,000.00)  (without taking into account the amount of any potential earn-out payments pursuant to such acquisition), (g) within thirty (30) days after giving effect to such acquisition, upon request of Bank, Borrower shall (i) cause Target to become a co-borrower hereunder and provide to Bank such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of Target), (ii) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in Target, in form and substance satisfactory to Bank, and (iii) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above, (h) Borrower remains a separate legal entity following the transactions in connection with and contemplated by such acquisition, (i) prior to the consummation of such acquisition, Borrower delivers to Bank evidence that the assets of Target are free and clear of all Liens, and (j) no Indebtedness, other than Permitted Indebtedness, shall be assumed or incurred by Borrower in connection with such acquisition.”

““Prime Rate Advance” means a 2016 Advance that bears interest based at the Prime Rate plus the Prime Rate Margin.”

““Reserve Requirement” means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D against “Eurocurrency liabilities” (as such term is used in Regulation D) by member banks of the Federal Reserve System.  Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of LIBOR or (b) any category of extensions of credit or other assets which include 2016 Advances.”

19The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Audit Trigger Event” means the date on which an Advance request has been made or Advances are outstanding, provided however that the Audit Trigger Event shall not include any Advance requests that are made or Advances that are outstanding within five (5) days prior to and within five (5) days after any fiscal quarter end of Borrower.”

““Borrowing Base Report” is defined in Section 6.2(a).”

““Borrowing Base Trigger Event” means the first date on which the aggregate amount of outstanding Advances exceeds Five Million Dollars ($5,000,000).”

““Unused Revolving Line Facility Fee” is defined in Section 2.4(d).”

20The Form of Notice of Borrowing appearing as Exhibit B to the Loan Agreement is hereby replaced with the Form of Notice of Borrowing attached as Schedule 1 hereto.

21The Form of Notice of Conversion/Continuation appearing as Exhibit C to the Loan Agreement is hereby replaced with the Form of Notice of Conversion/Continuation attached as Schedule 2 hereto.

22The Compliance Certificate appearing as Exhibit E to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 3 hereto.

23The Loan Payment/Advance Request Form appearing as Exhibit F to the Loan Agreement is hereby replaced with the Loan Payment/Advance Request Form attached as Schedule 4 hereto.

4.FEES.  Borrower shall pay to Bank a 2016 Revolving Line commitment fee equal to Seventy-Five Thousand Dollars ($75,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.UPDATED PERFECTION CERTIFICATE.  Borrower has delivered an updated Perfection Certificate in connection with this Loan Modification Agreement (the “Updated Perfection Certificate”) dated as of the Second Amendment Effective Date, which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of June 26, 2013.  Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

6.CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:
CONTROL4 CORPORATION		SILICON VALLEY BANK
By:	/s/Mark Novakovich	By:	/s/ Jason Davis
Name:	Mark Novakovich	Name:	Jason Davis
Title:	CFO	Title:	Vice President

Schedule 1

EXHIBIT B

FORM OF NOTICE OF BORROWING

CONTROL 4 CORPORATION

Date:  ______________

To:Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA  95054
Attention:  Corporate Services Department

Re:Amended and Restated Loan and Security Agreement dated as of June 26, 2013 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between SILICON VALLEY BANK, a California corporation with a loan production office located at 2755 East Cottonwood Parkway, Suite 540, Salt Lake City, Utah 84121 (“Bank”), and CONTROL 4 CORPORATION, a Delaware corporation (“Borrower”)

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to Section 3.4 of the Loan Agreement, of the borrowing of a 2016 Advance.

The Funding Date1, which shall be a Business Day, of the requested borrowing is _______________.

The aggregate amount of the requested 2016 Advance is $_____________.

The requested 2016 Advance shall consist of $___________ of Prime Rate Advances and $__________ of LIBOR Advances.

The duration of the Interest Period for the LIBOR Advances included in the requested 2016 Advance shall be __________ months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed 2016 Advance before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:

(a)all representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(b)no Event of Default has occurred and is continuing, or would result from such proposed 2016 Advance; and

(c)the requested 2016 Advance will not cause the aggregate principal amount of the outstanding 2016 Advances to exceed, as of the designated Funding Date, the 2016 Availability Amount.

1  2016 Advance requests for LIBOR Advances must be submitted by 12:00 pm Pacific time at least three (3) Business Days prior to Funding Date.  2016 Advance requests for Prime Rate Advances must be submitted by 12:00 pm Pacific time on the Funding Date.

Borrower:
CONTROL 4 CORPORATION
By:
Name:
Title:

For internal Bank use only

LIBOR Pricing Date	LIBOR	LIBOR Variance	Maturity Date
____%

2

Schedule 2

EXHIBIT C

FORM OF NOTICE OF CONVERSION/CONTINUATION

CONTROL 4 CORPORATION

Date:

To:Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA  95054
Attention: Corporate Services Department

Re:Amended and Restated Loan and Security Agreement dated as of June 26, 2013 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between SILICON VALLEY BANK, a California corporation with a loan production office located at 2755 East Cottonwood Parkway, Suite 540, Salt Lake City, Utah 84121 (“Bank”), and CONTROL 4 CORPORATION, a Delaware corporation (“Borrower”)

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 3.4 of the Loan Agreement, of the [conversion] [continuation] of the 2016 Advances specified herein, that:

1.The date of the [conversion] [continuation] is                                            , 20___.

2.The aggregate amount of the proposed 2016 Advances to be [converted] is $                             or [continued] is $                                  .

3.The 2016 Advances are to be [converted into] [continued as] [LIBOR] [Prime Rate] Advances.

4.The duration of the Interest Period for the LIBOR Advances included in the [conversion] [continuation] shall be            months.

The undersigned, on behalf of Borrower, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

(a)all representations and warranties of Borrower stated in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(b)no Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

(c)the requested [conversion] [continuation] will not cause the aggregate principal amount of the outstanding 2016 Advances to exceed, as of the designated Funding Date, the 2016 Availability Amount.

1

Borrower:
CONTROL 4 CORPORATION
By:
Name:
Title:

For internal Bank use only

LIBOR Pricing Date	LIBOR	LIBOR Variance	Maturity Date
____%

2

Schedule 3

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM: CONTROL4 CORPORATION

The undersigned authorized officer of CONTROL4 CORPORATION (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Quarterly financial statements	Quarterly within 45 days	Yes No
Compliance Certificate	Quarterly within 45 days (and monthly within 30 days when Testing Period is in effect during said month)
Annual financial statement (CPA Audited)	FYE within 90 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Board-approved projections	Within 30 days prior to FYE	Yes No

Financial Covenants	Required	Actual	Complies

Maintain
Liquidity (during Testing Period only) (tested as of beginning of Testing Period and monthly thereafter)	1.50:1.0	_____:1.0	Yes No
Interest Coverage Ratio (tested quarterly)	2.0:1.0	_____:1.0	Yes No

1

Performance Pricing*
	LIBOR Advance	Primate Rate Advance	Applies
Leverage Ratio > 2.0:1.0 at any time during such period	LIBOR Rate plus 2.75%	Prime Rate plus 0.25%	Yes No
Leverage Ratio < 2.0:1.0 at all times during such period	LIBOR Rate plus 2.50%	Prime Rate plus 0.0%	Yes No

*Available after first anniversary of Second Amendment Effective Date

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries?  If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

_________________________ _________________________ Yes No
CONTROL4 CORPORATION	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER

Name:	Date:

Title:	Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

2

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:____________________

I.Liquidity Coverage (Section 6.7(a))

Required:During any Testing Period, to be tested as of the beginning of each Testing Period and as of the last day of each month during which a Testing Period was in effect, a ratio of (i) Borrower’s unrestricted and unencumbered cash at Bank plus net billed accounts receivable to (ii) the aggregate amount of outstanding Obligations of Borrower to Bank, of at least 1.50:1.0.

Actual: _____:1.0

A.	Aggregate value of Borrower’s unrestricted and unencumbered cash at Bank	$
B.	Aggregate value of Borrower’s net billed accounts receivable	$
C.	Sum of Line A plus Line B	$
D.	Aggregate amount of outstanding Obligations of Borrower to Bank	$
E.	Liquidity Coverage (line C divided by line D)	$

Is line E equal to or greater than 1.50:1:0?

No, not in compliance	Yes, in compliance

II.Interest Coverage Ratio (Section 6.7(c))

Required:To be tested as of the last day of each quarter, an Interest Coverage Ratio of at least 2.0:1.0.

Actual: _____:1.0

A.	Adjusted EBITDA (during subject twelve (12) month period)	$
B.	Unfunded capital expenditures (during subject twelve (12) month period)	$
C.	Cash taxes (during subject twelve (12) month period)	$
D.	Line A minus Line B minus Line C	$
E.	Actual interest payments on all outstanding Indebtedness of Borrower (during subject twelve (12) month period)	$
F.	Interest Coverage Ratio (line D divided by line E)

3

Is line F equal to or greater than 2.0:1:0?

No, not in compliance	Yes, in compliance

4

Schedule 4

EXHIBIT F – LOAN PAYMENT/ADVANCE REQUEST FORM

Deadline for same day processing is Noon Pacific Time2

Fax To:			Date:

Loan Payment:		CONTROL4 CORPORATION
From Account #		To Account #
	(Deposit Account #)	(Loan Account #)
Principal $		and/or Interest $
Authorized Signature:		Phone Number:
Print Name/Title:

Loan Advance:
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.
From Account #		To Account #
	(Loan Account #)	(Deposit Account #)
Amount of 2016 Advance $

All Borrower’s representations and warranties in the Amended and Restated Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:		Phone Number:
Print Name/Title:

Outgoing Wire Request:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, Pacific Time

Beneficiary Name:		Amount of Wire:$
Beneficiary Bank:		Account Number:
City and State:
Beneficiary Bank Transit (ABA) #:		Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Bank:		Transit (ABA) #:
For Further Credit to:
Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:		2nd Signature (if required):
Print Name/Title:		Print Name/Title:
Telephone #:		Telephone #:

* Unless otherwise provided for a 2016 Advance bearing interest at LIBOR.